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CALCULATION OF REGISTRATION FEE

Title of Each Class of Security To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

3.375% Senior Notes due 2021	$500,000,000	99.119%	$495,595,000	$57,538.58

(1)
The filing fee of $57,538.58 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5) Registration No. 333-156137

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 15, 2008)

$500,000,000

3.375% Senior Notes due 2021

              We are offering $500,000,000 aggregate principal amount of 3.375% senior notes due September 15, 2021, which we refer to in this prospectus supplement as the "notes." We will pay interest on the notes on March 15 and September 15 of each year, beginning on March 15, 2012. The notes will mature on September 15, 2021.

              We have the option to redeem some or all of the notes at any time and from time to time, as described under the heading "Description of the Notes—Optional Redemption." If a change of control triggering event occurs, we will be required, unless we have already exercised our option to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Change of Control Triggering Event."

              The notes will be our general unsecured obligations and will rank equally with all of our other existing and future senior unsecured and unsubordinated indebtedness, but will be effectively junior to any secured indebtedness which we may incur in the future. The notes will not be the obligation of any of our subsidiaries. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 above that amount. For a more detailed description of the notes, see "Description of the Notes."

              Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-7 of this prospectus supplement.

	Per Note	Total
Public Offering Price(1)	99.119%	$495,595,000
Underwriting Discount	0.650%	$3,250,000
Proceeds to us (before expenses)(1)	98.469%	$492,345,000

(1)
Plus accrued interest, if any, from September 13, 2011, if settlement occurs after that date.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

              The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about September 13, 2011.

Joint-Bookrunners
BofA Merrill Lynch	BNP PARIBAS
Senior Co-Managers
Credit Suisse	UBS Investment Bank
Co-Managers
ANZ Securities Banca IMI Barclays Capital Citigroup Credit Agricole CIB ING J.P. Morgan Lloyds Securities
Mitsubishi UFJ Securities Santander Scotia Capital Standard Chartered Bank Wells Fargo Securities

The date of this prospectus supplement is September 8, 2011

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the "prospectus," we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

              We have not authorized anyone to provide any information other than contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not, and the underwriters are not, making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

              Unless we have indicated otherwise, references in this prospectus to "Fluor," the "Company," "we," "us" and "our" or similar terms are to Fluor Corporation, a Delaware corporation, and its consolidated subsidiaries and divisions.

WHERE YOU CAN FIND MORE INFORMATION

              We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act in this prospectus supplement), and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (referred to as the SEC in this prospectus). Our SEC filings are available to the public from commercial retrieval services and over the Internet at the SEC's website at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at www.fluor.com. The information contained on or accessible through our website is not part of this prospectus supplement, other than the documents that we file with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus.

S-ii

 INFORMATION WE INCORPORATE BY REFERENCE

              The SEC allows us to "incorporate by reference" into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

              We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011; and

  •
  our Current Reports on Form 8-K, as filed with the SEC on February 7, 2011, May 6, 2011 and September 8, 2011.

              We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

              You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address.

Fluor Corporation
Attention: Investor Relations
6700 Las Colinas Boulevard
Irving, Texas 75039
Telephone Number: (469) 398-7000

S-iii

 CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement and the accompanying prospectus include or incorporate by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements made (or incorporated by reference) herein, including statements regarding our projected revenue and earnings levels, cash flow and liquidity, new awards and backlog levels and the implementation of strategic initiatives and organizational changes are forward-looking in nature. We wish to caution readers that forward-looking statements, including disclosures which use words such as we "believe," "anticipate," "expect," "estimate" and similar statements are subject to various risks and uncertainties which could cause actual results of operations to differ materially from expectations. Factors potentially contributing to such differences include, among others:

  •
  Difficulties or delays incurred in the execution of contracts, resulting in cost overruns or liabilities, including those caused by the performance of our clients, subcontractors, suppliers and joint venture or teaming partners;

  •
  Intense competition in the global engineering, procurement and construction industry, which can place downward pressure on our contract prices and profit margins;

  •
  The financial viability and concentration of our clients, subcontractors, suppliers and joint venture or teaming partners;

  •
  The cyclical nature of many of the markets we serve, including our commodity-based business lines, and our vulnerability to downturns;

  •
  Our failure to receive anticipated new contract awards and the related impacts on staffing levels and cost;

  •
  Decreased capital investment or expenditures, or a failure to make anticipated increased capital investment or expenditures, by our clients;

  •
  A failure to obtain favorable results in existing or future litigation or dispute resolution proceedings;

  •
  Risks or uncertainties associated with past or future acquisitions or dispositions;

  •
  Changes in global business, economic (including currency risk), political and social conditions;

  •
  Civil unrest, security issues, labor conditions and other unforeseeable events in the countries in which we do business, resulting in unanticipated losses;

  •
  Failure to meet timely completion or performance standards that could result in higher costs and reduced profits or, in some cases, losses on projects;

  •
  Repercussions of severe weather conditions, including weather related delays, that may significantly affect operations, result in higher cost or subject us to liability claims by our clients;

  •
  Client cancellations of, or scope adjustments to, existing contracts, including our government contracts that may be terminated at any time and the related impacts on staffing levels and cost;

  •
  The potential impact of certain tax matters including, but not limited to, those from foreign operations and the ongoing audits by tax authorities;

  •
  Client delays or defaults in making payments;

S-iv

  •
  The availability of credit and restrictions imposed by credit facilities, both for us and our clients;

  •
  Failure to maintain safe work sites;

  •
  Liabilities arising from faulty engineering services;

  •
  The impact of anti-bribery and international trade laws and regulations;

  •
  Possible limitations of bonding or letter of credit capacity;

  •
  The impact of past and future environmental, health and safety regulations;

  •
  Our ability to secure appropriate insurance;

  •
  Limitations on cash transfers from subsidiaries that may restrict our ability to satisfy financial obligations or to pay interest or principal when due on outstanding debt;

  •
  Restrictions on possible transactions imposed by our charter documents and Delaware law; and

  •
  Possible systems and information technology interruptions.

              Any forward-looking statements that we may make are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. Any forward-looking statements are subject to the risks, uncertainties and other factors that could cause actual results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from those expressed or implied in such forward-looking statements.

              Due to known and unknown risks, our actual results may differ materially from our expectations or projections. While most risks affect only future cost or revenue anticipated by us, some risks may relate to accruals that have already been reflected in earnings. Our failure to receive payments of accrued amounts or incurrence of liabilities in excess of amounts previously recognized could result in a charge against future earnings. As a result, the reader is cautioned to recognize and consider the inherently uncertain nature of forward-looking statements and not to place undue reliance on them.

              These factors include those referenced or described under "Risk Factors" in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in our other filings with the SEC. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities. Except as otherwise required by law, we undertake no obligation to publicly update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

SUMMARY

              This summary highlights information about us and the notes being offered by this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider prior to investing in our notes. For a more complete understanding of our Company, we encourage you to read this entire document, including the information incorporated by reference in this document and the other documents to which we have referred.

 Our Company

              Fluor Corporation is a holding company that owns the stock of a number of subsidiaries. Acting through these subsidiaries, we are one of the largest professional services firms, providing engineering, procurement, construction and maintenance as well as project management services on a global basis. We serve a diverse set of industries worldwide including oil and gas, chemicals and petrochemicals, transportation, mining and metals, power, life sciences and manufacturing. We are also a primary service provider to the U.S. federal government; and we perform operations and maintenance activities for major industrial clients.

              Our business is aligned into five principal operating segments. The five segments are Oil & Gas, Industrial & Infrastructure, Government, Global Services and Power. Fluor Constructors International, Inc., which is organized and operates separately from the rest of our business, provides unionized management and construction services in the United States and Canada, both independently and as a subcontractor on projects in each of our segments.

Competitive Strengths

              As an integrated world class provider of engineering, procurement, construction, maintenance and project management services, we believe that our business model allows us the opportunity to bring to our clients compelling business offerings that combine excellence in execution, safety, cost containment and experience. In that regard, we believe that our business strategies, which are based on certain of our core competencies, provide us with some significant competitive advantages:

              Excellence in Execution.    Given our proven track record of project completion and client satisfaction, we believe that our ability to design, engineer, construct and manage complex projects often in geographically challenging locations gives us a distinct competitive advantage. We strive to complete our projects on schedule while meeting or exceeding all client specifications. In an increasingly competitive environment, we are also continually emphasizing cost controls so that our clients achieve not only their performance requirements but also their budgetary needs.

              Financial Strength.    We believe that we are among the most financially sound companies in our sector. We strive to maintain a solid financial condition, placing an emphasis on having a strong balance sheet and an investment grade credit rating. Our financial strength provides us a valuable competitive advantage in terms of access to surety bonding capacity and letters of credit which are critical to our business. Our strong balance sheet also allows us to fund our strategic initiatives, pay dividends, pursue opportunities for growth and better manage unanticipated cash flow variations.

              Safety.    One of our core values and a fundamental business strategy is our constant pursuit of safety. Both for us and our clients, the maintenance of a safe workplace is a key business driver. In the areas in which we provide our services, we have delivered and continue to deliver excellent safety performance, with our safety record being better than the industry average. In our estimation, a safe job site decreases risks on a project site, assures a proper environment for our employees and enhances their morale, reduces project cost and exposure and generally improves client relations. We believe that our safety record is one of our most distinguishing features.

              Global Execution Platform.    As the largest U.S.-based, publicly-traded engineering, procurement, construction and maintenance company, we have a global footprint with employees situated throughout the world. Our global presence allows us to build local relationships that permit us to capitalize better on opportunities near these locations. It also provides comfort to our larger internationally-based clients that we know and understand the markets where they may elect to use our services and allows us to mobilize quickly to those locations where projects arise.

              Market Diversity.    The Company serves multiple markets across a broad spectrum of industries. We feel that our market diversity is a key strength of our Company that helps to mitigate the impact of the cyclicality in the markets we serve. Just as important, our concentrated attention on market diversification allows us to achieve more consistent growth and deliver solid returns. We believe that our continued strategy of maintaining a good mixture within our entire business portfolio permits us to both focus on our more stable business markets and to capitalize on developing our cyclical markets when the timing is appropriate. This strategy also allows us to better weather any downturns in a specific market by emphasizing markets that are strong.

              Long-Term Client Relationships.    While we aggressively work towards pursuing and serving new clients, we also believe that the long-term relationships we have built with our major clients, often after decades of work with many of them, allow us to better understand and be more responsive to their requirements. These types of relationships also facilitate a better understanding of many of the risks that we might face with a project or a client, thereby allowing us to better anticipate risks, solve problems and manage our risk. We have worked towards an alliance-like relationship with many of these clients and, in doing so, we better understand their business needs.

              Risk Management.    We believe that our ability to assess, understand and gauge project risk, especially in difficult locations or circumstances or in a lump-sum contracting environment, gives us the ability to selectively enter into markets or accept projects where we feel we can best perform. We have an experienced management team, particularly in risk management and project execution, which helps us to better anticipate and understand potential risks and, therefore, how to manage them. Our risk management capabilities allow us to better control costs and ensure timely performance, which in turn leads to clients who are satisfied with the delivered product.

General Operations

              Our services fall into five broad categories: engineering, procurement, construction, maintenance and project management. We offer these services independently as well as on a fully integrated basis. Our services can range from basic consulting activities, often at the early stages of a project, to complete, total-responsibility, design-build contracts.

  •
  In the engineering area, our expertise ranges from traditional engineering disciplines such as piping, mechanical, electrical, control systems, civil, structural and architectural to advanced engineering specialties including process engineering, chemical engineering, simulation, enterprise integration, integrated automation processes and interactive 3-D modeling. As part of these services, we often provide conceptual design services, which allow us to align each project's function, scope, cost and schedule with the client's objectives in order to optimize project success. Also included within these services are such activities as feasibility studies, project development planning, technology evaluation, risk management assessment, global siting, constructability reviews, asset optimization and front-end engineering.

  •
  Our procurement organization offers traditional procurement services as well as supply chain solutions aimed at improving product quality and performance while also reducing project cost and schedule. Our clients benefit from our global sourcing and supply expertise, global purchasing power, technical knowledge, processes, systems and experienced global resources.

    Our traditional procurement activities include strategic sourcing, material management, contracts management, buying, expediting, supplier quality inspection, logistics and export control.

  •
  In the construction area, we mobilize, execute, commission and demobilize projects on a self-perform or subcontracted basis or through construction management as the owner's agent. Generally, we are responsible for the completion of a project, often in difficult locations and under challenging circumstances. We are frequently designated as a program manager, where a client has facilities in multiple locations, complex phases in a single project location, or a large-scale investment in a facility. Depending upon the project, we often serve as the primary contractor or we may act as a subcontractor to another party.

  •
  Under our operations and maintenance contracts, our clients ask us to operate and maintain large, complex facilities for them. We do so through the delivery of total maintenance services, facility management, plant readiness, commissioning, start-up and maintenance technology, small capital projects and turnaround and outage services, on a global basis. Among other things, we can provide key management, staffing and management skills to clients on-site at their facilities. Our operations and maintenance activities can also include routine and outage/turnaround maintenance services, general maintenance and asset management, and restorative, repair, predictive and prevention services.

  •
  Project management is required on every project, with the primary responsibility of managing all aspects of the effort to deliver projects on schedule and within budget. We are often hired as the overall program manager on large complex projects where various contractors and subcontractors are involved and multiple activities need to be integrated to ensure the success of the overall project. Project management services include logistics, development of project execution plans, detailed schedules, cost forecasts, progress tracking and reporting, and the integration of the engineering, procurement and construction efforts. Project management is accountable to the client to deliver the safety, functionality and financial performance requirements of the project.

Corporate Information

              We are a Delaware corporation with our principal executive offices located at 6700 Las Colinas Boulevard, Irving, Texas 75039. Our telephone number at such address is (469) 398-7000, and our website is www.fluor.com. Information contained on our website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement and the accompanying prospectus. Our website address is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.

The Offering

              The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more detailed description of the notes, please refer to the section entitled "Description of the Notes" in this prospectus supplement and the section entitled "Description of Debt Securities" in the accompanying prospectus.

Issuer	Fluor Corporation
Notes offered	$500,000,000 aggregate principal amount of notes.
Maturity	The notes will mature on September 15, 2021.
Interest rate	The notes will bear interest at 3.375% per year.
Interest payment dates	March 15 and September 15 of each year, commencing on March 15, 2012.
Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness, including all other unsubordinated debt securities issued under the indenture, from time to time outstanding. The indenture does not restrict the issuance by us or our subsidiaries of senior unsecured indebtedness. See "Description of the Notes."

Form and denomination	The notes will be issued in fully registered form in denominations of $2,000 or integral multiples of $1,000 in excess thereof.
Further issuances

We may create and issue further notes ranking equally and ratably with the notes offered by this prospectus supplement in all respects, so that such further notes will be consolidated and form a single series with the applicable series of notes offered by this prospectus supplement and will have the same terms as to status, redemption or otherwise.

Optional redemption	We may redeem the notes in whole or in part, at any time and from time to time as described under the heading "Description of the Notes—Optional Redemption."
Offer to repurchase upon change of control triggering event

If we experience a Change of Control Triggering Event (as defined herein), we will be required, unless we have already exercised our option to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Change of Control Triggering Event."

Certain covenants	The indenture governing the notes contains covenants that restrict our ability, with certain exceptions, to:
• incur debt secured by liens; and
• engage in sale and leaseback transactions.
See "Description of the Notes—Certain Covenants."
DTC eligibility

The notes of each series will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, or its nominee. See "Description of the Notes—Book-Entry Delivery and Settlement."

Same-day settlement

Beneficial interests in the notes will trade in DTC's same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

Use of proceeds

We expect to receive net proceeds, after deducting underwriting discounts but before deducting other offering expenses, of approximately $492.3 million from this offering. We intend to use the net proceeds from this offering for general corporate purposes.

No listing of the notes	We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.
Governing law	The notes and the indenture will be governed by the laws of the State of New York.
Risk factors

Investing in the notes involves risk. See "Risk Factors" on page S-7 of this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference herein or therein for a discussion of certain risks you should consider in connection with an investment in the notes.

Trustee, registrar and paying agent	Wells Fargo Bank, National Association

Summary Consolidated Financial and Other Data

              The table below sets forth a summary of our financial and other statistical data for the periods presented. We derived the financial data as of and for the years ended December 31, 2008, 2009 and 2010 from our audited consolidated financial statements. We derived the financial data as of and for the six months ended June 30, 2010 and 2011 from our unaudited consolidated financial statements. In the opinion of our management, our unaudited consolidated financial statements were prepared on the same basis as our audited consolidated financial statements and contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information presented and may not necessarily be indicative of full year results. Prospective investors should read the summary of financial and other statistical data in conjunction with our consolidated financial statements, the related notes and other financial information incorporated by reference into this prospectus supplement.

	Year Ended December 31,			Six Months Ended June 30,
(USD in thousands, except ratios)	2008	2009	2010	2010	2011
				(unaudited)
Financial Data
Revenues:
Oil & Gas	$12,946,304	$11,826,892	$7,740,027	$3,899,950	$3,634,152
Industrial & Infrastructure	3,470,348	4,820,663	6,867,214	3,062,858	4,588,874
Government	1,319,899	1,983,201	3,038,036	1,439,479	1,666,474
Global Services(3)	2,244,602	1,578,035	1,508,584	665,924	784,609
Power(3)	2,344,741	1,781,506	1,695,488	1,002,765	417,543

Total revenue	22,325,894	21,990,297	20,849,349	10,070,976	11,091,652
Total cost of revenue:
Cost of revenue(2)	21,081,870	20,689,161	20,144,099	9,526,651	10,514,575
Gain on sale of joint venture interest	(79,209)	—	—	—	—
Other (income) expenses
Corporate general and administrative expense(1)	229,692	178,520	156,268	58,735	64,931
Net interest income(1)	(48,153)	(14,172)	(10,614)	(6,639)	(10,124)

Total cost and expenses(1)(2)	21,184,200	20,853,509	20,289,753	9,578,747	10,569,382

Earnings before taxes(1)(2)	1,141,694	1,136,788	559,596	492,229	522,270
Income tax expense(1)(2)	392,791	403,913	118,514	160,140	169,598

Net earnings(1)(2)	748,903	732,875	441,082	332,089	352,672
Net earnings attributable to noncontrolling interests(2)	(32,842)	(47,986)	(83,586)	(38,079)	(47,462)

Net earnings attributable to Fluor Corporation(1)	716,061	684,889	357,496	294,010	305,210
Total assets	6,423,577	7,178,483	7,614,923	7,267,885	7,669,039
Convertible senior notes (1)	133,194	109,789	96,692	99,642	25,496
Current liabilities(1)	3,162,226	3,301,398	3,523,383	3,182,098	3,541,369
Long-term debt due after one year	17,722	17,740	17,759	17,749	17,768
Total shareholders' equity(1)(2)	2,671,322	3,305,533	3,496,999	3,528,714	3,486,139
Ratio of earnings to fixed charges(1)	14.65x	25.00x	11.42x	21.20x	25.64x
Cash provided (utilized) by operating activities(4)	991,594	905,012	550,914	(227,384)	427,910
Cash provided (utilized) by investing activities	22,533	(818,059)	218,430	151,825	(191,554)
Cash provided (utilized) by financing activities	(270,168)	(322,997)	(389,872)	(145,530)	(475,855)
Dividends paid	89,928	90,692	90,093	45,072	43,911
Repurchases of common shares	374	125,419	175,058	17,071	358,655
Other Data:
Backlog
Oil & Gas	21,367,462	11,771,145	14,267,420	10,209,654	14,937,113
Industrial & Infrastructure	6,691,367	10,249,682	16,861,558	16,144,933	21,434,548
Government	804,031	1,017,175	750,491	634,656	1,054,742
Global Services(3)	1,811,430	1,840,436	2,057,468	2,096,054	2,112,778
Power(3)	2,571,034	1,900,307	971,724	1,074,053	744,171

Total backlog	33,245,324	26,778,745	34,908,661	30,159,350	40,283,352
United States	16,767,022	10,124,704	8,985,278	8,302,589	7,636,847
The Americas	2,318,964	6,201,062	9,696,608	7,970,776	10,250,103
Europe, Africa and the Middle East	12,478,062	7,182,723	8,339,623	9,634,972	9,509,468
Asia Pacific	1,681,276	3,270,256	7,887,152	4,251,013	12,886,934

Total backlog	33,245,324	26,778,745	34,908,661	30,159,350	40,283,352

(1)
Includes the impact of adopting Financial Accounting Standards Board Staff Position ("FSP") APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" (ASC 470-20).

(2)
Includes the impact of adopting Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements" (ASC 810-10-45).

(3)
Effective January 1, 2010, we moved our power services business to the Power segment from the Global Services segment. The operating results presented above have been recast to reflect this change.

(4)
Certain amounts in 2010, 2009 and 2008 have been reclassified to conform to the 2011 presentation.

RISK FACTORS

              An investment in the notes involves risk. Prior to making a decision about investing in our notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors, as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, which are incorporated herein by reference. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition.

Risks Relating to the Notes

The notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.

              The notes are our unsecured general obligations, ranking equally with our other senior unsecured indebtedness and liabilities but below any secured indebtedness and effectively below the debt and other liabilities of our subsidiaries. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

              If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all of these creditors, all or a portion of the notes then outstanding would remain unpaid.

The indenture does not limit the amount of indebtedness that we and our subsidiaries may incur.

              The indenture under which the notes will be issued does not limit the amount of indebtedness that we and our subsidiaries may incur. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction.

Our existing and future indebtedness may limit cash flow available to invest in the ongoing needs of our business, which could prevent us from fulfilling our obligations under the notes.

              After giving effect to this notes offering, our total indebtedness at June 30, 2011 would have been approximately $543.3 million. Additionally, we have the ability under our existing revolving and letter of credit facilities to incur substantial additional indebtedness in the future. Our level of indebtedness could have important consequences to you. For example, it could:

  •
  require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  increase our vulnerability to adverse economic or industry conditions;

  •
  limit our ability to obtain additional financing in the future to enable us to react to changes in our business; or

  •
  place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness.

              Additionally, any failure to comply with covenants in the instruments governing our debt could result in an event of default which, if not cured or waived, would have a material adverse effect on us.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We are a holding company and depend on the business of our subsidiaries to satisfy our cash needs. If we cannot generate or receive the required cash from our subsidiaries, we may not be able to make the necessary payments under the notes.

              Our ability to make payments on our indebtedness, including the notes, will depend on our ability to generate cash in the future. Our ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

              All of our operations are conducted through our subsidiaries. As a result, our ability to service our debts, including our obligations under the notes and other obligations, is dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. Finally, changes in the laws of foreign jurisdictions in which we operate may adversely affect the ability of some of our foreign subsidiaries to repatriate funds to us.

              Additionally, our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs.

An active trading market for the notes may not develop.

              There is no existing market for the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar debt securities.

Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

  •
  the time remaining to the maturity of the notes;

  •
  the outstanding amount of the notes;

  •
  the terms related to optional redemption of the notes; and

  •
  the level, direction and volatility of market interest rates generally.

              The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time in their sole discretion without notice.

 USE OF PROCEEDS

              We expect to receive net proceeds, after deducting underwriting discounts but before deducting other offering expenses, of approximately $492.3 million from this offering. We intend to use the remaining net proceeds from this offering for general corporate purposes.

              Pending final use, we may invest the net proceeds from this offering in time deposits or marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods presented.

Year Ended December 31,
					Six Months Ended June 30, 2011
2006	2007	2008	2009	2010
5.69x	8.61x	14.65x	25.00x	11.42x	25.64x

              We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings from continuing operations before provision for income taxes plus fixed charges less equity in earnings from less than 50 percent owned persons, net of distributions and less earnings (before income taxes) attributable to noncontrolling interests. "Fixed charges" consist of interest and that portion of rental expense we have deemed to represent the interest factor.

              We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

CAPITALIZATION

              The following table sets forth our cash and cash equivalents and consolidated capitalization as of June 30, 2011:

  •
  on a historical basis; and

  •
  as adjusted to give effect to this offering and the application of the proceeds therefrom as described under "Use of Proceeds."

              You should read this table in conjunction with our consolidated financial statements, the related notes and other financial information contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which is incorporated by reference in this prospectus supplement, as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2011
(USD in millions)	Actual	As adjusted
Cash and cash equivalents(1)	$2,488.7	$2,981.0

Capitalization:
Short-term debt
1.5% convertible senior notes due 2024	$25.5	$25.5

Total short-term debt	$25.5	$25.5
Long-term debt
$500 million letter of credit facility due 2014(2)	$—	$—
$800 million revolving loan and financial letter of credit facility due 2013(2)	—	—
$1,200 million revolving performance letter of credit facility due 2015(2)	—	—
5.625% municipal bonds due 2019	17.8	17.8
Senior notes offered hereby	—	500.0

Total long-term debt	$17.8	$517.8

Total debt	$43.3	$543.3
Total shareholders' equity	$3,486.1	$3,486.1

Total capitalization	$3,529.4	$4,029.4

(1)
Includes current and non-current marketable securities.

(2)
As of June 30, 2011, we had $3,800 million in lines of credit (including $2,500 million of committed and $1,300 million of uncomitted lines of credit), under which $1,300 million in letters of credit were outstanding.

DESCRIPTION OF THE NOTES

              The notes will constitute a series of debt securities to be issued under an indenture dated as of September 8, 2011 (the "base indenture") between us and Wells Fargo Bank, National Association, as trustee (the "trustee"), as supplemented by a supplemental indenture to be dated as of September 13, 2011 (the "supplemental indenture," and together with the base indenture, the "indenture"). The following description is only a summary of the material provisions of the notes and the indenture. You should read these documents in their entirety because they, and not this description, define your rights as holders of the notes. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939 (the "TIA"), and to all of the provisions of the indenture and those terms made a part of the indenture by reference to the TIA. Unless the context requires otherwise, all references to "we," "us," "our," the "Company" and "Fluor" in this section refer solely to Fluor Corporation and not to its subsidiaries.

              The following description of the particular terms of the notes offered hereby supplements the general description of debt securities set forth in the accompanying prospectus.

General

              The notes will be issued in an initial aggregate principal amount of $500,000,000 and will mature on September 15, 2021. The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will not be entitled to any sinking fund.

              Interest on the notes will accrue at the rate per annum shown on the cover of this prospectus supplement from September 13, 2011, or from the most recent date to which interest has been paid or provided for, payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2012, to the persons in whose names the notes are registered in the security register at the close of business on the March 1 or September 1 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

              The indenture does not limit the amount of notes that we may issue. We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue additional notes ranking equally and ratably with the notes being issued in this offering in all respects (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), provided that if the additional notes are not fungible with the notes being issued in this offering for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Any such additional notes shall be consolidated and form a single series with the notes being issued in this offering, including for purposes of voting and redemptions.

              The indenture does not limit our ability, or the ability of our subsidiaries, to incur additional indebtedness. The indenture and the terms of the notes will not contain any covenants (other than those described herein) designed to afford holders of any notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

              There are no public trading markets for the notes, and we do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system.

Ranking

              The notes will be our senior unsecured obligations and will rank equally in right of payment with any of our existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively junior to liabilities of our subsidiaries. As of June 30, 2011, the aggregate principal amount of our indebtedness was approximately $43.3 million (excluding intercompany liabilities). Additionally, we have the ability under our existing revolving loan and letter of credit facilities to incur substantial additional indebtedness in the future.

              The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of our subsidiaries.

Optional Redemption

              We may, at our option, at any time and from time to time redeem the notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the notes to be redeemed to the date of redemption.

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

              "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than six such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

              "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp., their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us, except that if any of the foregoing ceases to be a primary U.S. government securities dealer in the United States (a "Primary Treasury Dealer"), we are required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

              "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

              On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with the paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Change of Control Triggering Event

              Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under "—Optional Redemption" by giving irrevocable notice to the trustee in accordance with the indenture, each holder of notes will have the right to require us to purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

              Unless we have exercised our right to redeem all outstanding notes, within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

              On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

              We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.

              We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

              For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

              "Change of Control" means the occurrence of any of the following after the date of issuance of the notes:

              (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Fluor and its subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Fluor or one of its subsidiaries;

              (2)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Fluor or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a "group" (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee's shares are held by a trustee under said plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

              (3)   we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merge with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing at least a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

              (4)   the first day on which a majority of the members of our board of directors are not Continuing Directors; or

              (5)   the adoption of a plan relating to our liquidation or dissolution.

              Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because we become a direct or indirect wholly-owned subsidiary of a holding company if the direct and indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

              "Change of Control Triggering Event" means, with respect to the notes, (i) the rating of such notes is lowered by two out of three of the Rating Agencies on any date during the period (the "Trigger Period") commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), and (ii) such notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.

              Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

              "Continuing Director" means, as of any date of determination, any member of our board of directors who: (1) was a member of such board of directors on the date of issuance of the notes or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

              "Fitch" means Fitch Ratings, Inc. and its successors.

              "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of "Rating Agency."

              "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

              "Rating Agency" means each of Moody's, S&P and Fitch; provided, that if any of Moody's, S&P or Fitch ceases to provide rating services to issuers or investors, we may appoint another "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.

              "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

              "Voting Stock" of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

              For purposes of the notes, the following definition is applicable:

              "Person" means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

              The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Fluor and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Fluor and its subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Restrictions on Liens

              We will not, nor will we permit any Domestic Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property or on any shares of stock or indebtedness of any Domestic Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the notes (together with, if we shall so determine, any other indebtedness of or guaranteed by us or such Domestic Subsidiary ranking equally with the notes then existing or thereafter created) shall be secured equally and ratably with such Debt, except that the foregoing restrictions shall not apply to:

    (i)
    Liens on property, shares of stock or indebtedness of or guaranteed by any Person existing at the time such Person becomes a Domestic Subsidiary;

    (ii)
    Liens on property existing at the time of acquisition thereof, or to secure the payment of all or part of the purchase or construction price of property, or to secure Debt incurred or guaranteed for the purpose of financing all or part of the purchase or construction price of property or the cost of improvements on property, which Debt is incurred or guaranteed prior to, at the time of, or within 180 days after the later of such acquisition or completion of such improvements or construction or commencement of commercial operation of the property;

    (iii)
    Liens in favor of us or any Subsidiary;

    (iv)
    Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition of the property of a Person as an entirety or substantially as an entirety by us or a Domestic Subsidiary;

    (v)
    Liens on our property or that of a Domestic Subsidiary in favor of the United States of America or any State thereof, or any political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control industrial revenue bond or similar financing);

    (vi)
    Liens imposed by law, for example mechanics', workmen's, repairmen's, banker's or other similar Liens or rights of set-off arising in the ordinary course of business;

    (vii)
    pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances;

    (viii)
    Liens in connection with legal proceedings;

    (ix)
    Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, of which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

    (x)
    Liens consisting of restrictions on the use of real property that do not interfere materially with the property's use;

    (xi)
    Liens existing on the date of the indenture; and

    (xii)
    any refinancing, extension, renewal or replacement (or successive refinancings, extensions, renewals or replacements), in whole or in part, of any Lien referred to in any of the foregoing clauses; provided, however, that (a) the principal or accreted amount of any Debt of ours or any of our Domestic Subsidiaries secured by such Lien immediately after such refinancing, extension, renewal or replacement shall not exceed the sum of the principal or accreted amount, as the case may be, of any Debt of ours or any of our Domestic Subsidiaries so secured immediately prior to such refinancing, extension, renewal or replacement plus any costs and expenses (including, without limitation, any fees, premiums and penalties) related to such refinancing, extension, renewal or replacement, and (b) such refinancing, extension, renewal or replacement shall be limited to all or a part of the same Principal Property (and any improvements thereon), any shares of stock or indebtedness of any Domestic Subsidiary which secured any Debt of ours or any of our Domestic Subsidiaries immediately prior to such refinancing, extension, renewal or replacement.

              Notwithstanding the above, we and any one or more Domestic Subsidiaries may, without securing the notes, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of Debt which would otherwise be subject to the foregoing restrictions then outstanding (not including secured Debt permitted under the foregoing exceptions) plus Attributable Debt relating to sale and leaseback transactions (as described below) does not exceed 15% of our Consolidated Net Tangible Assets.

Restrictions on Sale and Leaseback Transactions

              The consummation of any sale and leaseback transaction by us or any Domestic Subsidiary of any Principal Property (whether owned as of the issue date of the notes or thereafter acquired) is prohibited following the date of the supplemental indenture governing the notes unless:

    (i)
    we or such Domestic Subsidiary would be entitled under the indenture to issue, assume or guarantee Debt secured by a Lien upon such Principal Property at least equal in amount to the Attributable Debt in respect of such transaction without equally and ratably securing the notes, provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions described above under "Restrictions on Liens" or

    (ii)
    within 180 days, an amount in cash equal to such Attributable Debt is applied to (a) the retirement of Senior Debt that matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Senior Debt or (b) the purchase, construction, development, expansion or improvement of other comparable property, in the case of both (a) and (b) above, in an amount not less than the greater of:

    •
    the net proceeds of the sale of the Principal Property leased pursuant to the arrangement, or

    •
    the fair market value of the Principal Property so leased.

              The restrictions described above do not apply:

    (i)
    to a sale and leaseback transaction between us and a Domestic Subsidiary or between Domestic Subsidiaries, or that involves the taking back of a lease for a period of less than three years, or

    (ii)
    if, at the time of the sale and leaseback transaction, after giving effect to the transaction, the total discounted net amount of rent required to be paid during the remaining term of any lease relating to all outstanding sale and leaseback transactions (other than sale and leaseback transactions otherwise permitted under this captioned section) plus all outstanding secured Debt pursuant to the "Restrictions on Liens" covenant above, does not exceed 15% of our Consolidated Net Tangible Assets.

Certain Definitions Relating to Our Restrictive Covenants

              Following are the meanings of the terms that are important in understanding the restrictive covenants previously described.

              "Attributable Debt"' is defined as the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

              "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company computed in accordance with U.S. generally accepted accounting principles and contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Securities and Exchange Commission (or any successor thereto) or if, at such date, the Company shall have ceased filing such reports with the Securities and Exchange Commission (or any successor thereto), the Company's then most recent consolidated annual or quarterly balance sheet prepared in accordance with U.S. generally accepted accounting principles.

              "Debt" is defined as indebtedness for money borrowed that in accordance with applicable generally accepted accounting principles would be reflected on the balance sheet of the obligor as a liability as of the date on which Debt is to be determined. Notwithstanding anything to the contrary contained herein, "Debt" of the Company and its Subsidiaries shall exclude Debt of variable interest entities which is identified (as required by and referenced in FASB Interpretation No. 46, Consolidation of Variable Interest Entities (January 2003), as may be modified or supplemented) by separate line item in the balance sheet of the Company and its Subsidiaries as non-recourse to the Company and its Subsidiaries.

              "Domestic Subsidiary" is defined as a Subsidiary (a) which is a United States-organized (other than the territories and possessions thereof) legal entity and (b) which owns any Principal Property.

              "Liens" is defined as any mortgage, pledge, lien or other encumbrance.

              "Principal Property" is defined as each plant, warehouse, equipment yard, distribution facility or office located within the United States (other than the territories and possessions thereof) and owned or leased by the Company or a Domestic Subsidiary which has a gross book value in excess of 2% of Consolidated Net Tangible Assets other than a plant, warehouse, equipment yard, distribution facility or office, or portion thereof which, in the opinion of the Company's Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries as an entirety.

              "Senior Debt" means any Debt of the Company or its Subsidiaries other than Subordinated Debt.

              "Subordinated Debt" means any Debt of the Company which is expressly subordinated in right of payment to the notes.

              "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

Events of Default

              See "Description of The Debt Securities—Events of Default" in the accompanying prospectus.

Book-Entry Delivery and Settlement

              Upon issuance, all notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with or on behalf of The Depository Trust Company ("DTC"), and registered in the name of DTC or a nominee thereof. Purchasers of the notes can hold beneficial interests in the global notes only through DTC, or through the accounts that Clearstream Banking, société anonyme, Luxembourg, or Euroclear Bank, S.A./N.V., as operator of the Euroclear System, maintain as participants in DTC.

              A description of DTC's procedures with respect to the global securities is set forth in the sections "Description of The Debt Securities—Global Debt Securities" in the accompanying prospectus.

Trustee

              Wells Fargo Bank, National Association is the trustee under the indenture. Initially, the trustee will also act as the paying agent, registrar and custodian for the notes. In the ordinary course of their businesses, affiliates of the trustee have engaged in commercial banking transactions with us, and may in the future engage in commercial banking and other transactions with us.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

              The following is a summary of the material United States federal income and estate tax considerations relating to the ownership and disposition of the notes. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the United States federal income tax treatment of debt instruments as of the date hereof. These authorities may be changed, perhaps with retroactive effect, so as to result in United States federal income tax consequences different from those set forth below.

              This summary assumes that you purchased your outstanding notes upon their initial issuance at their initial offering price and that you held your outstanding notes, and you will hold your notes, as capital assets for United States federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders' particular circumstances or to holders that may be subject to special tax rules, such as, for example:

  •
  holders subject to the alternative minimum tax;

  •
  banks, insurance companies, or other financial institutions;

  •
  tax-exempt organizations;

  •
  dealers in securities or commodities;

  •
  expatriates;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  U.S. Holders (as defined below) whose functional currency is not the United States dollar;

  •
  persons that will hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code; or

  •
  partnerships or other pass-through entities.

              If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that will hold notes, you should consult your tax advisor regarding the tax consequences of holding the notes to you.

              You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

              The following is a summary of the general United States federal income tax consequences that will apply to you if you are a "U.S. Holder" of the notes. Certain consequences to "Non-U.S. Holders" of the notes are described under "—Consequences to Non-U.S. Holders," below. "U.S. Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest

              Stated interest on the notes will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

Disposition of Notes

              Upon the sale, exchange, redemption or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which is treated as interest as described above) and your adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder.

              Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the note is more than 12 months. The deductibility of capital losses by U.S. Holders is subject to certain limitations.

Information Reporting and Backup Withholding

              In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of notes unless you are an exempt recipient. Backup withholding (currently at a rate of 28%) will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the Internal Revenue Service, or IRS, that payments to you are subject to backup withholding.

              Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your United States federal income tax liability provided that you furnish the required information to the IRS on a timely basis.

              For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, interest and gain on the disposition of notes. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their investment in notes.

Consequences to Non-U.S. Holders

Non-U.S. Holders

              As used in this prospectus supplement, the term "Non-U.S. Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation;

  •
  an estate the income of which is not subject to United States federal income taxation on a net income basis; or

  •
  a trust that (1) is either not subject to the supervision of a court within the United States or does not have any United States person with authority to control all substantial decisions of the trust and (2) does not have a valid election in effect under applicable Treasury regulations to be treated as a United States person.

              If a partnership, including any entity treated as a partnership for United States federal income tax purposes, is a holder of a note, the United States federal income tax treatment of a partner in such a partnership will generally depend on the status of the partner and the activities of the partnership. Partners in such a partnership should consult their tax advisors as to the particular United States federal income tax consequences applicable to them of acquiring, holding or disposing of the notes.

              Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-U.S. Holder of a note:

              The withholding agent generally will not be required to deduct United States withholding tax from payments of interest to you if:

    1.
    you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

    2.
    you are not a controlled foreign corporation that is directly or indirectly related to us through stock ownership;

    3.
    you are not a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of business; and

    4.
    the withholding agent does not have actual knowledge or reason to know that you are a United States person and

    •
    you have furnished to the withholding agent an IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person;

    •
    in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the withholding agent documentation that establishes your identity and your status as a non-United States person;

    •
    the withholding agent has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form or statement) from a person claiming to be a (1) withholding foreign partnership, (2) qualified intermediary, or (3) securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, and such person is permitted to certify under United States Treasury regulations, and does certify, either that it assumes primary withholding tax responsibility with respect to the interest payment or has received an IRS Form W-8BEN (or acceptable substitute form) from you or from other holders of notes on whose behalf it is receiving payment; or

    •
    the withholding agent otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with United States Treasury regulations.

              If you cannot satisfy the requirements described above, payments of interest made to you on the notes will generally be subject to the 30% United States federal withholding of tax, unless you provide the withholding agent either with (1) a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an applicable tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding of tax because the interest is effectively connected with your conduct of a trade or business in the United States (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment in the United States).

              Generally, no deduction for any United States federal withholding of tax will be made from any principal payments or from gain that you realize on the sale, exchange or other disposition of your note. In addition, a Non-U.S. Holder of a note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such note, unless: (1) that gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder or (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met. If you are described in clause (1), see "—Income or Gain Effectively Connected with a United States Trade or Business," below. If you are described in clause (2), any gain realized from the sale, redemption, exchange, retirement or other taxable disposition of the notes will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate), although the amount of gain subject to tax may be offset by certain losses.

              Further, generally, a note held by an individual who at death is not a citizen or resident of the United States should not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death, and

  •
  the income on the note would not have been, if received at the time of death, effectively connected with a United States trade or business of the decedent.

Income or Gain Effectively Connected with a United States Trade or Business

              If any interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a United States trade or business conducted by you (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment in the United States), then the income or gain will be subject to United States federal income tax at regular graduated income tax rates, but will not be subject to United States withholding of tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us, or our paying agent. If you are a corporation, the portion of your earnings and profits that is effectively connected with your United States trade or business (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment in the United States) may be subject to an additional "branch profits tax" at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Backup Withholding and Information Reporting

              Generally, information returns will be filed with the United States IRS in connection with payments on the notes. Information reporting may be filed with the IRS in respect of payments on the notes and proceeds from the sale or other disposition of the notes. You may be subject to backup withholding of tax on these payments unless you comply with certain certification procedures to establish that you are not a United States person. The certification procedures required to claim an exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$140,000,000
BNP Paribas Securities Corp.	85,000,000
Credit Suisse Securities (USA) LLC	40,000,000
UBS Securities LLC	40,000,000
ANZ Securities, Inc.	15,000,000
Banca IMI S.p.A.	15,000,000
Barclays Capital Inc.	15,000,000
Citigroup Global Markets Inc.	15,000,000
Credit Agricole Securities (USA) Inc.	15,000,000
ING Financial Markets LLC	15,000,000
J.P. Morgan Securities LLC	15,000,000
Lloyds Securities Inc.	15,000,000
Mitsubishi UFJ Securities (USA), Inc.	15,000,000
Santander Investment Securities Inc.	15,000,000
Scotia Capital (USA) Inc.	15,000,000
Standard Chartered Bank	15,000,000
Wells Fargo Securities, LLC	15,000,000

Total	$500,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the underwriting discount and commission to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note	0.650%

              The expenses of the offering, not including the underwriting discount, are estimated at $400,000 and are payable by us.

New Issue of Notes

              The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

              We have agreed that we will not, until the closing date of this offering, without first obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp., directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., ANZ Securities, Inc., Banca IMI S.p.A., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., ING Financial Markets LLC, J.P. Morgan Securities LLC, Lloyds Securities Inc., Mitsubishi UFJ Securities (USA), Inc., Santander Investment Securities Inc., Scotia Capital (USA) Inc., Standard Chartered Bank and Wells Fargo Securities, LLC are parties to and lenders under our existing revolving credit facility and our existing letter of credit facilities. Our existing revolving credit facility and our existing letter of credit facilities were negotiated on an arms' length basis and contains customary terms pursuant to which the lenders receive customary fees.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice To Prospective Investors In The European Economic Area

              In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), including each Relevant Member State that has implemented the 2010 PD Amending Directive with regard to persons to whom an offer of securities is addressed and the denomination per unit of the offer of securities (each, an "Early Implementing Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer of securities will be made to the public in that Relevant Member State (other than offers (the "Permitted Public Offers") where a prospectus will be published in relation to the securities that has been approved by the competent authority in a Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive), except that with effect from and including that Relevant Implementation Date, offers of securities may be made to the public in that Relevant Member State at any time:

    A.
    to "qualified investors" as defined in the Prospectus Directive, including:

    (a)
    (in the case of Relevant Member States other than Early Implementing Member States), legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities, or any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year;

        (ii) a total balance sheet of more than €43.0 million and (iii) an annual turnover of more than €50.0 million as shown in its last annual or consolidated accounts; or

      (b)
      (in the case of Early Implementing Member States), persons or entities that are described in points (1) to (4) of Section I of Annex II to Directive 2004/39/EC, and those who are treated on request as professional clients in accordance with Annex II to Directive 2004/39/EC, or recognized as eligible counterparties in accordance with Article 24 of Directive 2004/39/EC unless they have requested that they be treated as non-professional clients; or

    B.
    to fewer than 100 (or, in the case of Early Implementing Member States, 150) natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive), as permitted in the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

    C.
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of securities shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

              Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor", and (B) in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (x) the securities acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale, or (y) where securities have been acquired by it on behalf of persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71 EC (including the 2010 PD Amending Directive, in the case of Early Implementing Member States) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"); and/ or (ii) are high net worth entities falling within Article 49(2)(a) to (d) of the Order; and (iii) other persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Other Matters

              Banca IMI S.p.A. is not a U.S. registered broker-dealer, and will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc.

              Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc.

LEGAL MATTERS

              Jones Day will pass upon the validity of the notes. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

              The consolidated financial statements of Fluor Corporation included in Fluor Corporation's Annual Report (Form 10-K) for the year ended December 31, 2010, and the effectiveness of Fluor Corporation's internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of December 31, 2010, given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Warrants

        We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

        We may offer from time to time:

  •
  Debt Securities;

  •
  Common Stock;

  •
  Preferred Stock; and

  •
  Warrants.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "FLR". We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

        Investing in these securities involves risks. Please read carefully "Risk Factors" beginning on page 5 of this prospectus for a discussion of risks you should consider before investing.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is December 15, 2008.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (referred to as the SEC in this prospectus) using a "shelf" registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of that offering, including the names of any underwriters participating in the offering, the compensation of those underwriters and the net proceeds to us. Any dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (referred to as the Securities Act in this prospectus). The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading "Where You Can Find More Information."

        You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any free-writing prospectus. We have not authorized any person, including any salesman or broker, to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement and any free-writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

        Unless we have indicated otherwise, references in this prospectus to "Fluor," "we," "us" and "our" or similar terms are to Fluor Corporation, a Delaware corporation, and its consolidated subsidiaries and divisions.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act in this prospectus), and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the worldwide web site maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which shares of our common stock are currently listed.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows information to be "incorporated by reference" into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us.

  •
  our Annual Report on Form 10-K for the year ended December 31, 2007;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

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  our Current Reports on Form 8-K filed with the SEC on January 4, 2008, February 5, 2008, February 28, 2008, March 13, 2008, March 19, 2008, May 9, 2008, May 12, 2008, May 14, 2008, August 6, 2008, August 11, 2008 and November 6, 2008, in each case other than information furnished under Items 2.02 or 7.01 of Form 8-K; and

  •
  The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on September 20, 2000 (as amended by Amendment No. 1 thereto on Form 10/A, filed with the SEC on November 22, 2000).

        All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K) will be incorporated by reference until the offering or offerings to which this prospectus relates are completed.

        Documents incorporated by reference are available from us without charge, excluding exhibits unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address: Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, Attention: Investor Relations. Our telephone number at such address is (469) 398-7000.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement include or incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference regarding our projected revenue and earnings levels, new awards and backlog levels and the implementation of strategic initiatives and organizational changes are forward-looking statements. When used in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "should" and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements reflect current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections, and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. Factors potentially contributing to such differences include, among others:

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  The current worldwide financial crisis, which may cause or accelerate a number of the other factors listed below;

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  Customer cancellations of, or scope adjustments to, existing contracts, including our government contracts that may be terminated at any time;

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  Decreased capital investment or expenditures, or a failure to make anticipated increased capital investment or expenditures, by our customers;

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  The availability of credit and restrictions imposed by credit facilities, both for us and our customers;

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  Customer delays or defaults in making payments;

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  The cyclical nature of many of the markets we serve and their vulnerability to downturns such as the current worldwide economic downturn;

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  Our failure to receive anticipated new contract awards and the related impacts on staffing levels and cost;

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  Difficulties or delays incurred in the execution of contracts, including performance by our joint venture or teaming partners, resulting in cost overruns or liabilities;

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  Changes in global business, economic (including currency risk), political and social conditions;

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  Failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases losses on projects;

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  Possible limitations of bonding or letter of credit capacity;

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  Our ability to hire and retain qualified personnel;

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  Competition in the global engineering, procurement and construction industry;

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  A failure to obtain favorable results in existing or future litigation or dispute resolution proceedings;

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  Our ability to identify and successfully integrate acquisitions;

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  The potential impact of certain tax matters including, but not limited to, those from foreign operations and the ongoing audits by tax authorities;

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  Civil unrest, security issues, labor conditions and other unforeseeable events in the countries in which we do business, resulting in unanticipated losses on fixed-price projects;

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  The impact of past and future environmental, health and safety regulations;

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  The impact of anti-bribery and international trade laws and regulations;

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  Our ability to secure appropriate insurance;

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  Limitations on cash transfers from subsidiaries that may restrict our ability to satisfy financial obligations or to pay interest or principal when due on outstanding debt;

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  Restrictions on possible transactions imposed by Delaware law; and

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  Possible systems and information technology interruptions.

        These factors include those referenced or described under "Risk Factors" in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in our other filings with the SEC. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities.

ABOUT FLUOR CORPORATION

        Fluor is a leading provider of services on a global basis in the fields of engineering, procurement, construction, maintenance and project management. We are a Delaware corporation with our principal executive offices located at 6700 Las Colinas Boulevard, Irving, Texas 75039. Our telephone number at such address is (469) 398-7000, and our website is www.fluor.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

RISK FACTORS

        Before you invest in the securities registered under this prospectus, you should carefully consider the "Risk Factors" included in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and the applicable prospectus supplement, as well as risks described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

        If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.

 USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

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  capital expenditures;

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  acquisitions;

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  working capital;

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  repayment or refinancing of debt; and

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  repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Years Ended December 31,					Nine Months Ended September 30, 2008
	2003	2004	2005	2006	2007
Ratio of earnings to fixed charges	7.75x	6.93x	6.51x	6.52x	9.83x	17.44x

        We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings from continuing operations before provision for income taxes plus fixed charges less equity in earnings from less than 50 percent owned persons, net of distributions. "Fixed charges" consist of interest and that portion of rental expense we have deemed to represent the interest factor.

        We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF THE DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        As used in this "Description of the Debt Securities," the "Company" refers to Fluor Corporation, and does not, unless the context otherwise indicates, include our subsidiaries.

        Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

        The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and a trustee to be named therein. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and a trustee to be named therein. We refer to both the senior indenture and the subordinated indenture as the indentures, and to the trustee under each of the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

        The debt securities will be direct obligations of the Company and will not constitute obligations of our subsidiaries. Because we are a holding company, however, our ability to meet our debt obligations depends upon the earnings of, and dividends and other payments from, our subsidiaries. Furthermore, the debt securities offered hereby will be effectively subordinated to all existing and future liabilities of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company's claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

        The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our senior debt. See "Subordination of Subordinated Debt Securities." The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

        The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. The indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.

        Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

  •
  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  if other than 100 percent of the principal amount, the percentage of their principal amount at which the debt securities will be offered;

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  the date or dates on which the principal of the debt securities will be payable, or method of determination thereof;

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  the rate or rates, or method of determination thereof, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

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  if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;

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  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

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  if other than U.S. dollars, the foreign currencies or units based on or related to foreign currencies in which the debt securities may be denominated or payable;

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  our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

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  the right, if any, of ours to extend the interest payment periods or defer the payment of interest on the debt securities and the duration of such extensions or deferral;

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  the form of the debt securities, including such legends as required by law or as we deem necessary or appropriate and the form of any temporary global security that may be issued;

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  the ranking of such debt securities as senior debt securities or subordinated debt securities;

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  whether there are, and, if so, the name of, any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

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  whether the debt securities are convertible into shares of our common stock and, if so, the terms and conditions of such conversion;

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  any other restrictive covenants, additional events of default or changes to the events of default set forth in the indentures that will apply to the debt securities (see "Events of Default" below);

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  if exercised, our right to defease the covenants applicable to the debt securities;

  •
  whether the debt securities are subject to a periodic offering; and

  •
  any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.

        "Principal" when used herein includes any premium on any series of the debt securities.

        Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will describe any federal income tax consequences and other special considerations applicable to discounted debt securities.

        Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes. Payment of interest on the debt securities, however, will be paid to such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment.

        Unless otherwise specified in the prospectus supplement, the debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof.

Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

        The debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

        The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

        Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.

        The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof, do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities.

Events of Default

        An Event of Default with respect to the debt securities of any series is defined in the indentures as:

  •
  default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

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  default in the performance or breach of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25 percent in principal amount of the outstanding securities of such series; or

  •
  certain events of bankruptcy, insolvency or reorganization of the Company.

        Additional Events of Default may be added for the benefit of holders of certain series of debt securities which, if added, will be described in the prospectus supplement relating to such debt securities.

        The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

        The indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25 percent in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

        In case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

        No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of such series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. The right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

        Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

  •
  either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

  •
  immediately after such merger, consolidation, sale, conveyance or lease, the Company or such successor corporation, as the case may be, is not in material default in the performance or observance of any such covenant or condition.

        In case of any such consolidation, merger, sale, lease or conveyance, any successor corporation will succeed to and be substituted for the Company under the indentures, with the same effect as if it had been named in the indentures.

Modification of the Indentures

        The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:

  •
  extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

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  reduce the percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

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  reduce the amount of principal payable upon acceleration of the maturity date of any security that provides for an amount less than the principal to be due and payable upon such acceleration.

        Additionally, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities:

  •
  to convey, transfer, assign, mortgage or pledge any property or assets to the trustee as security for one or more series of debt securities or to provide that any of the Company's obligations under any debt security or the related indenture will be guaranteed and the terms and conditions for the release or substitution of such security or guarantee;

  •
  to evidence the succession of another entity to the Company, or successive successions, and the assumptions by the successor entity of the covenants, agreements and obligations of the Company;

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  to add to the covenants of the Company such further covenants, restrictions, conditions, or provisions for the protection of the holders of any series of debt securities and, if such additional covenants are to be for the benefit of less than all the series of debt securities, stating that such covenants are being added solely for the benefit of such series;

  •
  to add additional events of default for the benefit of holders of certain series of debt securities (see "Events of Default" above);

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  to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the indenture or any supplemental indenture as the board of directors may deem necessary or desirable and that does not materially and adversely affect the interests of the holders of the debt securities;

  •
  to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

  •
  to evidence and provide for the acceptance of the appointment by a successor trustee and to add to or change any provisions as are necessary to provide for or facilitate the administration of the trusts by more than one trustee.

Discharge and Defeasance

        Satisfaction and Discharge of Indenture.    The indentures provide, if such provision is made applicable to the debt securities of a series, that if (i) the Company has paid the principal of and interest on all outstanding debt securities when due and payable, (ii) the Company has delivered to the trustee for cancellation all debt securities that were previously authenticated, or (iii) such debt securities have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has irrevocably deposited with the trustee, in trust for such purpose, funds or Government Obligations (as defined below), which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund payments thereon, on the scheduled due dates therefor, then the Company may elect to terminate, and be deemed to have satisfied and to be discharged from, all its obligations under the indenture with respect to such series of debt securities—except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to compensate and indemnify the trustee and to pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due. For this purpose, "Government Obligations" means securities that are (1) direct obligations of the U.S. government or (2) obligations of an entity or agency controlled or supervised by the U.S. government, and that in either case are full faith and credit obligations of the U.S. government.

        Defeasance.    The indentures provide, if such provision is made applicable to the debt securities of a series, that the Company may defease the covenants applicable to any series of debt securities. For this purpose, "defeasance" means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of a series of debt securities and to have satisfied all other obligations under such debt securities and the related indenture, except for certain specified obligations, including the following:

  •
  the rights of the holders of such debt securities to receive payments in respect of the principal of and interest on such securities when such payments are due;

  •
  the Company's obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to compensate and indemnify the trustee and to pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due; and

  •
  the rights, powers, trusts, duties and immunities of the trustee.

        This covenant defeasance may only occur if the following conditions are met:

  •
  the Company has irrevocably deposited with the trustee, in trust for such purpose, funds or Government Obligations, which in accordance with their terms will provide funds in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and each installment of interest on the outstanding securities of the series of debt securities and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor;

  •
  no Event of Default shall have occurred or be continuing;

  •
  the defeasance shall not result in a breach or violation of, or constitute a default under the applicable indenture;

  •
  the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

  •
  a ruling of the U.S. Internal Revenue Service to the same effect; or

  •
  a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required; and

  •
  the Company has delivered to the trustee an officers' certificate and opinion of counsel, each stating that all conditions precedent provided for in the applicable indenture relating to the deposit and defeasance have been complied with.

        The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Subordination

        The senior debt securities will constitute part of our Senior Indebtedness and will rank pari passu with all outstanding senior debt.

        Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.

        Except as set forth in the related prospectus supplement, "Senior Indebtedness" means:

  •
  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;

  •
  renewals, extensions and refunding of any such indebtedness;

  •
  interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described above expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

        Upon any distribution of the Company's assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

        This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a "Debt Depository") identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole Holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may limit the transferability of beneficial interests in a global security.

        If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may request, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities upon the request of DTC participants. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

        Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, the debt securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Principal and interest payments, if any, on the debt securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to Direct Participants is DTC's responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

No Personal Liability of Incorporators, Stockholders, Officers or Directors

        The indentures provide that no recourse shall be had under or upon any obligation, covenant or agreement of ours in the indentures or in any of the debt securities, against any incorporator, stockholder, officer or director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of the debt securities, by accepting the securities, waives and releases all such liability.

Concerning the Trustee

        The indentures provide that, except during the continuance of an event of default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indentures. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indentures and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Governing Law

        The indentures and the debt securities will be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (other than principles of law that would apply the law of another jurisdiction).

DESCRIPTION OF CAPITAL STOCK

        The following description of the material terms of our common stock is based on the provisions of our amended and restated certificate of incorporation. For more information as to how you can obtain a current copy of our amended and restated certificate of incorporation, see "Where You Can Find More Information".

        Our authorized capital stock consists of 375,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of December 1, 2008, 181,535,440 shares of our common stock were issued and outstanding and held of record by approximately 7,555 holders; no shares of our preferred stock were issued or outstanding.

Common Stock

  Voting Rights

        Holders of our common stock are entitled to one vote per share on all matters voted on generally by stockholders. Except as otherwise required by law or with respect to any outstanding series of our preferred stock, the holders of our common stock possess all voting power. Our bylaws generally provide that stockholder action is effective upon majority vote. However, an affirmative vote of the holders of at least 80 percent of the voting power of outstanding shares is required to:

  •
  amend or repeal the bylaws (although our board of directors may amend or repeal the bylaws upon a majority vote);

  •
  merge or consolidate with another corporation or entity, which together with its affiliates, beneficially owns more than 15 percent of the voting power of outstanding shares of Fluor, such other corporation and its affiliates referred to as a related corporation;

  •
  sell or exchange substantially all of its assets or business to or with a related corporation; or

  •
  issue or deliver any stock or securities in exchange or payment for any assets or property of or securities issued by a related corporation; unless, under certain circumstances, such actions are approved by our board of directors.

        Furthermore, the affirmative vote of the holders of 80 percent of the voting power of outstanding shares must approve changes to provisions in our amended and restated certificate of incorporation relating to:

  •
  the amendment of our bylaws by the stockholders;

  •
  the classification of our board of directors;

  •
  the prohibition of stockholder action without a meeting; and

  •
  the requirement that 80 percent of the voting power of the outstanding shares must approve certain transactions or changes.

  Dividend Rights; Rights Upon Liquidation

        Subject to any preferential rights of holders of any of our preferred stock that may be outstanding, holders of shares of our common stock are entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in the assets of Fluor legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up.

  Classification of Our Board of Directors

        Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of our directors are elected each year. This limits the ability of majority stockholders or persons holding proxies to vote a majority of our shares to change control of our board of directors in fewer than two annual stockholder meetings. This limitation could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Fluor and could thus increase the likelihood that incumbent directors will retain their positions.

  Miscellaneous

        Holders of our common stock will have no preferences or preemptive, conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by Fluor.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to issue from time to time, without further vote or action by the stockholders, up to 20,000,000 shares of our preferred stock in one or more series and to fix the designations, powers, preferences and rights, and any qualifications, limitations or restrictions, with respect to the shares issued under each such series. Because our board of directors has the power to establish the designations, powers, preferences and rights of the shares of any such series of our preferred stock, holders of our preferred stock may be afforded voting rights and preferences, powers and other rights that could adversely affect the rights of holders of our common stock. This could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempt to obtain control of Fluor through the acquisition of our common stock.

Anti-Takeover Provisions

  General

        The provisions of our amended and restated certificate of incorporation, our bylaws and Section 203 of the Delaware General Corporation Law may have the effect of impeding the acquisition of control of Fluor by means of a tender offer, a proxy contest, open market purchases or otherwise in a transaction not approved by our board of directors. These provisions are designed to reduce, or have the effect of reducing, the vulnerability of Fluor to an unsolicited proposal for the restructuring or sale of all or substantially all the assets of Fluor or an unsolicited takeover attempt which is unfair to Fluor stockholders.

  Charter and Bylaw Provisions

        Our amended and restated certificate of incorporation authorizes our board of directors to issue from time to time, without further vote or action by the stockholders, up to 20,000,000 shares of our preferred stock in one or more series and to fix the designations, powers, preferences and rights, and any qualifications, limitations or restrictions, with respect to the shares issued under each such series. Pursuant to this authority, our board could create and issue a series of our preferred stock with such designations, powers, preferences and rights which have the effect of discriminating against an existing or prospective holder of our capital stock, thus making it more difficult for, or discouraging any attempt by, a potential acquiror to obtain control of Fluor by means of a merger, tender offer, proxy contest or otherwise. As a result, the authority to issue shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Fluor without any further action by our stockholders.

        Other provisions of our amended and restated certificate of incorporation and bylaws that may make it more difficult to replace our board of directors include:

  •
  the 80 percent supermajority voting requirements to approve certain extraordinary corporate transactions or certain amendments to our amended and restated certificate of incorporation or bylaws, as described under "—Common Stock—Voting Rights";

  •
  classification of our board of directors as described under "—Common Stock—Classification of Our Board of Directors";

  •
  prohibition on stockholders calling a meeting or acting by written consent;

  •
  requirements for advance notice for raising business or making nominations at stockholder meetings; and

  •
  the ability of the our board of directors to amend the bylaws, increase the size of our board and to fill vacancies on our board.

  Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law. The provisions of Section 203 prohibit a publicly-held Delaware corporation from engaging in certain "business combinations" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder, unless one of the following conditions is satisfied:

  •
  prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by the board of directors;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85 percent of our outstanding voting stock; or

  •
  on or after the date that the person became an interested stockholder, the business combination is approved by our board of directors and by the holders of at least two-thirds of our outstanding voting stock, excluding voting stock owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who together with that person's affiliates and associates owns, or within the previous three years did own, 15 percent or more of our voting stock.

Transfer Agent and Registrar

        BNY Mellon Shareowner Services is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase any combination of debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

        The prospectus supplement relating to any warrants we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time; and

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities from us;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

        We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

        We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each series of offered securities, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

        The validity of the securities described in this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

EXPERTS

        The consolidated financial statements of Fluor Corporation included in Fluor Corporation's Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$500,000,000

3.375% Senior Notes due 2021

PROSPECTUS SUPPLEMENT

Joint Bookrunners:
BofA Merrill Lynch

BNP PARIBAS

Senior Co-Managers:
Credit Suisse
UBS Investment Bank

Co-Managers:
ANZ Securities
Banca IMI
Barclays Capital
Citigroup
Credit Agricole CIB
ING
J.P. Morgan
Lloyds Securities
Mitsubishi UFJ Securities
Santander
Scotia Capital
Standard Chartered Bank
Wells Fargo Securities

September 8, 2011